Exhibit 10.2

                      EIGHTH AMENDMENT TO CREDIT AGREEMENT


     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of August 12, 2003, is by and among CH MORTGAGE COMPANY I, LTD., a Texas limited partnership (the "Company"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), and as agent (the "Agent") for the Lenders ("the Lenders") party to the Credit Agreement described below, and the Lenders party to the Credit Agreement.
                                    Recitals
                                    --------

     A. The Company, the Agent and the Lenders are parties to a Credit Agreement dated as of August 13, 1999, as amended by a First Amendment to Credit Agreement dated as of August 14, 2000, by a Second Amendment to Credit Agreement and Second Amendment to Pledge Agreement dated as of August 10, 2001, by a Third Amendment to Credit Agreement dated as of February 22, 2002, by a Fourth Amendment to Credit Agreement dated as of August 12, 2002, by a Fifth Amendment to Credit Agreement dated as of September 25, 2002, by an Agreement to Increase Commitment Amounts dated as of September 20, 2002, by a Sixth Amendment to Credit Agreement dated as of October 18, 2002 and by a Seventh Amendment to Credit Agreement dated as of February 28, 2003 (as so amended, the "Credit Agreement"), pursuant to which the Lenders provide the Company and certain Co-Borrowers with a revolving mortgage warehousing credit facility.

     B. The Company wishes to increase the Commitment Amount of JPMorgan Chase Bank ("Chase") from $55,000,000 to $70,000,000.

     C. This Amendment is executed and delivered by the Company, the Agent and the Lenders for the purposes of, among other things (a) reflecting the increase of the Commitment Amount of Chase, (b) reflecting that the maximum amount of increases to the Aggregate Commitment Amounts that may be adopted under Section 10.11(d) without the further consent of all of the Lenders has been increased from $200,000,000 to $300,000,000 and (c) reflecting certain other amendments to the Credit Agreement, as set forth below.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I
                                   ---------
                                   Definitions
                                   -----------

     Section  1.01.  Incorporated  Definitions.
                     --------------------------
     Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

                                   Article II
                                   ----------
                                   Amendments
                                   ----------

     Section 2.01.     Definitions.
                       ------------
     The definitions of "Drawdown Termination Date", "Jumbo Sublimit" and "Wet Warehousing Sublimit" contained in Section 1.1 of the Credit Agreement are amended in their entireties to read as follows:

     "Drawdown  Termination Date" means the earlier of February 12, 2004, or the
    -----------------------------
day on which the Notes first become due and payable.

     "Jumbo Sublimit" means twenty-five percent (25%) of the Aggregate
     ---------------
Commitment Amounts.

                "Wet Warehousing Sublimit" means fifty-five percent (55%) of the
                -------------------------
Aggregate Commitment Amounts during the last four (4) Business Days in any calendar month and the first four (4) Business Days in the next succeeding calendar month or thirty percent (30%) of the Aggregate Commitment Amounts at any other time.

        Section 2.02.     Accordion Feature.
                          -----------------
     Section 10.11(d) of the Credit Agreement is amended by deleting the clause "$200,000,000" as it appears therein and by substituting in lieu thereof the clause "$300,000,000".

       Section 2.03.     Schedule of Commitment Amounts.
                         ------------------------------
     Schedule 5 of the Credit Agreement is hereby amended andrestated in its entirety to read as set forth in Exhibit A hereto.

                                  Article III
                                  -----------
                              Conditions Precedent
                              --------------------

Section 3.01.     Delivery of Documents.
                  ----------------------
     This Amendment shall become effective on August 12, 2003 (the "Effective Date"), provided the Agent shall have received at least nine (9) counterparts of this Amendment, duly executed by the Company and the Lenders, and the following conditions are satisfied:

           (a) a certificate of the Secretary or Assistant Secretary of the General Partner certifying as to (i) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment and any and all other documents to be executed and delivered by the Company in connection with this Amendment (collectively, the "Amendment Documents"),
     (ii) the officers of the General Partner authorized to sign the Amendment Documents, and (iii) specimen signatures of the officers so authorized;

           (b) pursuant to Section 10.02 of the Credi t Agreement, the Agent, on behalf of each Lender executing this Amendment, shall have receivedan amendment fee from the Company in the amount o f $1,500 for each Lender executing this Amendment;

           (c) A Lender Name Disclosure and Customer Acknowledgement in the form prescribed by Colonial Bank, duly executed by the Company;

           (d) such other documents as the Agent or Lender may reasonably request; and

           (e) payment of the fees specified in Section 2.07 to the parties entitled thereto.

Upon the Effective Date, Chase shall make Loans as calculated by the Agent so that its outstanding Loans are equal to its respective Percentage Share of all Loans outstanding on such date and the Agent shall distribute the proceeds of such Loans to the other Lenders in accordance with their Percentage Share of all Loans outstanding on the Effective Date, in each case after giving effect to this Amendment, but prior to any additional Loans requested by the Company to be made on the Effective Date.

The Borrower acknowledges that Colonial Bank, one of the Lenders, has converted from an Alabama state banking corporation to a national banking association. Accordingly, upon the Effective Date, all references in the Loan Documents to Colonial Bank are hereby amended to be references to "Colonial Bank, N.A."

                                   Article IV
                                   ----------
                                     General
                                     -------

     Section 4.01. The Company, the Agent, and each Lender party hereto acknowledge that, as amended hereby, the Credit Agreement and the other Loan Documents remain in full force and effect with respect to the Company and the Lenders, and that each reference to the Credit Agreement or the Loan Documents shall refer to the Credit Agreement, amended hereby. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Company represents and warrants that (i) the execution, delivery and performance of this Amendment is within its organizational powers and has been duly authorized by all necessary organizational action; (ii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and general principles of equity) and (iii) no Events of Default or Defaults exist. Section 4.02. The Company agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of the Amendment Documents, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Company shall survive any termination of the Credit Agreement.

     Section 4.03. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     Section 4.04. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     Section 4.05. This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

     Section 4.06. This Amendment shall be binding upon the Company, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

                                           CH MORTGAGE COMPANY I, LTD.

                                           By:  CH Mortgage Company GP, Inc.,
                                                its General Partner


                                           By: /s/ Mark C. Winter
                                              ----------------------
                                           Name:  Mark C. Winter
                                           Title: CFO.VP



STATE OF TEXAS

COUNTY OF TRAVIS

On this the 12th day of August, 2003, personally appeared Mark C. Winter, as CFO/VPof CH Mortgage Company, GP, Inc., a Delaware corporation, as general partner of CH Mortgage Company I, Ltd., a Texas limited partnership (the "Borrower"), and before me executed this Eighth Amendment to Credit Agreement, on behalf of the Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    /s/ Loretta Shields
                                    -------------------
                                    Signature of Notary Public, State of Texas



                     (Print, Type or Stamp Commissioned Name of Notary Public) Personally known_____; OR Produced Identification
                                                                       --------
                     Type of ID produced
                                          -----------------------------------

                                              (NOTARIAL SEAL)

                                              U.S. BANK NATIONAL ASSOCIATION,
                                              as Agent and Lender


                                              By: /s/ Kathleen M. Connor
                                                --------------------------
                                              Name:  Kathleen M. Connor
                                              Title: Vice President

                                             NATIONAL CITY BANK OF KENTUCKY


                                             By: /s/ Paul A. Best
                                             Name: Paul A. Best
                                             Title: Senior Vice President

                                             JPMORGAN CHASE BANK


                                             By: /s/ Cynthia E. Crites
                                               -------------------------
                                             Name:  Cynthia E. Crites
                                             Title:  Senior Vice President

                                              COMERICA BANK


                                              By: /s/ Robert W. Marr
                                              Name:  Robert W. Marr
                                              Title: Vice President

                                              COLONIAL BANK, N.A.


                                              By: /s/ Amy J. Nunneley
                                                 -----------------------
                                              Name:  Amy J. Nunneley
                                              Title: Senior Vice President




STATE OF ALABAMA

COUNTY OF JEFFERSON

On this the 7th day of August, 2003, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, N.A., a national banking association (the "Bank"), and before me executed this Eighth Amendment to Credit Agreement, on behalf of the Bank.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                    /s/ Bonita W. Blackman
                                    ----------------------
                             Signature of Notary Public, State of Alabama



                     (Print, Type or Stamp Commissioned Name of Notary Public)
                Personally known  X ; OR Produced Identification
                                -----                            ---------------
                   Type of ID produced
                                      ------------------------------------------

                                                              (NOTARIAL SEAL)

                                                                    EXHIBIT A TO
                                            EIGHTH AMENDMENT TO CREDIT AGREEMENT

                                                                   Schedule 5 to
                                                                Credit Agreement


                    COMMITMENT AMOUNTS AND PERCENTAGE SHARES


                                                      Commitment              Percentage
                                                        Amount                  Share
                                                     ------------            -------------
         U.S. Bank National Association              $ 80,000,000               34.79%
         National City Bank of Kentucky              $ 25,000,000               10.87%
         Comerica Bank                               $ 30,000,000               13.04%
         Colonial Bank, N.A.                         $ 25,000,000               10.87%
         JPMorgan Chase Bank                         $ 70,000,000               30.43%


         Total                                       $230,000,000               100.00%